EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

CORPORATE OFFICE PROPERTIES TRUST

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2015 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Corporate Office Properties Trust’s Annual Report on Form 10-K for the year ended December 31, 2014.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

March 26, 2015